UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2012

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.  Submission of Matters to a Vote of Security Holders

On July 9, 2012, we held our annual meeting of stockholders (the “Annual Meeting”) for the purpose of acting on the following two proposals properly brought before the meeting:

(1) electing the following individuals to our board of directors: Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe; and

(2) ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2012.

Election of Directors

At the Annual Meeting, our stockholders elected all of the director nominees identified above to serve until the Annual Meeting of Stockholders in 2013 and until their successors are duly elected and qualified. Set forth below are the final voting tallies for the Annual Meeting relating to such election of director nominees:

		Votes
	Votes For	Withheld
Scott D. Peters	117,835,121	4,341,973
W. Bradley Blair, II	117,831,138	4,345,956
Maurice J. DeWald	117,862,050	4,315,044
Warren D. Fix	117,792,153	4,384,941
Larry L. Mathis	117,897,545	4,279,549
Gary T. Wescombe	117,889,751	4,287,343

Auditor Ratification

At the Annual Meeting, our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Set forth below are the final voting tallies for the Annual Meeting relating to such auditor ratification:

	Votes
Votes For	Against	Abstentions
116,851,823	1,740,667	3,584,604

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

July 10, 2012	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman